Exhibit 10.5

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”), is entered into as of the Grant Date (as defined below), by and between Grantee (as defined below) and Bonanza Creek Energy, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Company maintains the Bonanza Creek Energy, Inc. 2017 Long Term Incentive Plan (the “Plan”), which is incorporated into and forms a part of this Agreement, and Grantee has been selected by the board of directors of the Company (the “Board”) or the compensation committee of the Board (the “Committee”) or any authorized delegate to receive an Award of a Non-qualified Stock Option (the “Award”) under the Plan and as set forth in this Agreement;

NOW, THEREFORE, IT IS AGREED, by and between the Company and Grantee, as follows:

1.                  Definitions. The following terms used in this Agreement shall have the meanings set forth in this Section 1:

a)	“Cause” has the following meaning:

i.	If Grantee has a Service Agreement that defines “Cause” (or a similar term), then “Cause” has the meaning assigned to it (or to such similar term) in such Service Agreement; or

ii.	If Grantee does not have a Service Agreement that defines “Cause” (or a similar term), “Cause” shall mean any of the following: (1) Grantee has failed or refused to substantially perform Grantee’s duties, responsibilities, or authorities (other than any such refusal or failure resulting from Grantee’s becoming Disabled); (2) any commission by or indictment of Grantee of a felony or other crime of moral turpitude; (3) Grantee has engaged in material misconduct in the course and scope of Grantee’s Service with the Company, including, but not limited to, gross incompetence, disloyalty, disorderly conduct, insubordination, harassment of other employees or third parties, chronic abuse of alcohol or unprescribed controlled substances, improper disclosure of confidential information, chronic and unexcused absenteeism, improper appropriation of a corporate opportunity or any other material violation of the Company’s personnel policies, rules or codes of conduct or any fiduciary duty owed to the Company or its Affiliates, or any applicable law or regulation to which the Company or its Affiliates are subject; (4) Grantee has committed any act of fraud, embezzlement, theft, dishonesty, misrepresentation or falsification of records; or (5) Grantee has engaged in any act or omission that is likely to materially damage the Company’s business, including, without limitation, damages to the Company’s reputation.

b)	“CIC Severance Plan” means the Bonanza Creek Energy, Inc. Second Amended and Restated Executive Change in Control and Severance Plan, as may be amended from time to time.

c)	“Date of Termination” means the date on which Grantee’s Service with the Company or an Affiliate terminates for any reason; provided, that a Date of Termination shall not be deemed to occur by reason of a Grantee’s transfer of Service between the Company and an Affiliate; further provided that a Grantee’s Service shall not be considered terminated while Grantee is on a leave of absence from the Company or an Affiliate approved by the Company or such Affiliate.

d)	“Designated Beneficiary” means the beneficiary or beneficiaries designated by Grantee in a writing filed with the Company in the form attached hereto as Exhibit A.

e)	“Disability” or “Disabled” has the following meaning:

i.	If Grantee has a Service Agreement that defines “Disability” or “Disabled” (or a similar term), then “Disability” or “Disabled” has the meaning assigned to it (or to such similar term) in such Service Agreement; or

ii.	If Grantee does not have a Service Agreement that defines “Disability” or “Disabled” (or a similar term), “Disability” or “Disabled” shall mean when (1) Grantee receives disability benefits under either social security or the Company’s long-term disability plan, if any, or (2) the Company, upon the written report of a qualified physician designated by the Company’s insurers, shall have determined (after a complete physical examination of Grantee at any time after Grantee has been absent from the Company for 90 or more consecutive calendar days) that Grantee has become physically and/or mentally incapable of performing Grantee’s essential job functions with or without reasonable accommodation as required by law due to injury, illness, or other incapacity (physical or mental).

f)	“Good Reason” has the following meaning:

i.	If Grantee has a Service Agreement that defines “Good Reason” (or a similar term), then “Good Reason” has the meaning assigned to it (or to such similar term) in such Service Agreement; or

ii.	If Grantee does not have a Service Agreement that defines “Good Reason” (or a similar term) and Grantee does not participate in the

CIC Severance Plan, then “Good Reason” shall exist in the event any of the following actions are taken without Grantee’s consent: (1) a material diminution in Grantee’s base salary or retainer compensation as in effect immediately prior to such diminution; provided, that, an across-the-board reduction in the base compensation and benefits of all Service Providers of the Company by the same percentage amount (or under the same terms and conditions) as part of a general base compensation reduction and/or benefit reduction shall not constitute such a qualifying material diminution; (2) a material relocation of Grantee’s primary work location more than 75 miles away from the then-current primary work location; or (3) any material breach by the Company of any provision of this Agreement.

g)	“Grantee” means the employee of the Company specified in the grant notice issued by the Company on or about the Grant Date (the “Grant Notice”).

h)	“Grant Date” means the date on which this Award was granted, as set forth in the Grant Notice.

i)	“Service Agreement” means any applicable agreement between the Company and Grantee regarding Grantee’s Service with the Company.

Capitalized terms used herein without definition have the meanings ascribed to such terms in the Plan. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Agreement.

2.                  Award. Grantee is hereby granted a Non-qualified Stock Option to purchase the number of shares of Stock set forth in the Grant Notice at the Option Price per share set forth in the Grant Notice.

3.                  Vesting. Except as set forth in Sections 4 and 5, the Award shall vest and become exercisable in accordance with the vesting schedule set forth in the Grant Notice.

4.                  Termination of Services. Except as may otherwise be provided in any applicable Service Agreement or, if applicable, the CIC Severance Plan, Grantee shall forfeit any portion of the Award that has not vested in accordance with Section 3 as of a Date of Termination.

5.                  Change in Control. In the event of a Change in Control, unless in connection with such Change in Control, the Award is (a) continued or assumed or (b) substituted or replaced with an award with respect to shares of the acquirer in such Change in Control with substantially equivalent terms and value as the Award, any unvested portion of the Award shall vest in full and become exercisable upon such Change in Control.

6.                  Term of Option. Except as may otherwise be provided in any applicable Service Agreement, the term of the Award will expire on the earliest to occur of the following events:

a)	The tenth anniversary of the Grant Date;

b)	The expiration of the (90)-day period after a Date of Termination, if Grantee’s Service with the Company or an Affiliate terminates for any reason other than for Cause or due to death or Disability;

c)	The expiration of the one-year period after a Date of Termination, if Grantee’s Service with the Company or an Affiliate terminates due to death or Disability; or

d)	The Date of Termination, if Grantee’s Service with the Company or an Affiliate is terminated for Cause.

7.                  Method of Exercise and Payment. To the extent that the Award has vested and become exercisable, the Award may thereafter be exercised by the Grantee at any time prior to the expiration of the Award, in accordance with the terms of the Plan, including, but not limited to, Grantee delivering written notice to the Company specifying the number of shares of Stock with respect to which the Award is being exercised and payment in full of the Option Price plus the amount of any required withholding taxes in accordance with Section 8 below. The Option Price may be paid in accordance with the methods set forth in Sections 12.2 and 12.3 of the Plan or, if authorized by the Committee, by the Company reducing the number of shares of Stock otherwise deliverable upon the exercise of the Award by the number of shares of Stock having an aggregate fair market value equal to the Option Price. Notwithstanding the foregoing, in no event may the Award be exercised, in whole or in part, after the occurrence of an event referred to in Section 17 of the Plan which results in termination of the Award.

8.                  Withholding.

a)	Any income taxes, FICA, state disability insurance or other similar payroll and withholding taxes (“Withholding Obligation”) arising with respect to the Award are the sole responsibility of Grantee. Any Withholding Obligation that arises as a result of the exercise of the Award through granting of Stock pursuant to Section 7 above shall be effectuated pursuant to Section 8(b) or 8(c) below.

b)	By accepting this Agreement, Grantee hereby elects, effective on the Grant Date, to sell shares of Stock held by Grantee in an amount and at such time as is determined in accordance with this Section 8(b), and to allow the Agent, as defined below, to remit the cash proceeds of such sales to the Company as more specifically set forth below (a “Sell to Cover”) to permit Grantee to satisfy the Withholding Obligation to the extent the Withholding Obligation is not otherwise satisfied pursuant to the provisions of Section 8(c)

below and further acknowledges and agrees to the following provisions:

i.	Grantee hereby irrevocably appoints the Company’s designated broker E*TRADE Securities LLC, or such other broker as the Company may select, as Grantee’s agent (the “Agent”), and authorizes and directs the Agent to:

1.	Sell on the open market at the then prevailing market price(s), on Grantee’s behalf, as soon as practicable on or after the delivery of Stock in settlement of the exercised portion of the Award, the number (rounded up to the next whole number) of shares of Stock sufficient to generate proceeds to cover (A) the satisfaction of the Withholding Obligation arising from the settlement of the exercised portion of the Award to the extent not otherwise satisfied pursuant to Section 8(c) and (B) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto;

2.	Remit directly to the Company the proceeds necessary to satisfy the Withholding Obligation;

3.	Retain the amount required to cover all applicable fees and commissions due to, or required to be collected by, the Agent, relating directly to the sale; and

4.	Deposit any remaining funds in Grantee’s account.

ii.	Grantee acknowledges that Grantee’s election to Sell to Cover and the corresponding authorization and instruction to the Agent set forth in Section 8(b) is intended to comply with the requirements of Rule 10b5-1(c)(1) under the Exchange Act, and to be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act (Grantee’s election to Sell to Cover and the provisions of Section 8(b), collectively, the “10b5-1 Plan”). Grantee acknowledges that by accepting this Award, he or she is adopting the 10b5-1 Plan to permit Grantee to satisfy the Withholding Obligation. Grantee hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of shares of Stock that must be sold pursuant to Section 8(b) to satisfy the Withholding Obligation.

iii.	Grantee acknowledges that the Agent is under no obligation to arrange for the sale of Stock at any particular price under this 10b5-1 Plan and that the Agent may effect sales as provided in this 10b5-1 Plan in one or more sales and that the average price for executions resulting from bunched orders may be assigned to Grantee’s account. In addition, Grantee acknowledges that it may not be possible to sell shares of Stock as provided for in this 10b5-1 Plan and in the event of the Agent’s inability to sell shares of Stock, Grantee will continue to be responsible for the Withholding Obligation.

iv.	Grantee hereby agrees to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this 10b5-1 Plan. The Agent is a third-party beneficiary of Section 8(b) and the terms of this 10b5-1 Plan.

v.	Grantee’s election to Sell to Cover and to enter into this 10b5-1 Plan is irrevocable. This 10b5-1 Plan shall terminate not later than the date on which the Withholding Obligation arising from the payment of the exercised Award is satisfied.

c)	Alternatively, or in addition to or in combination with the Sell to Cover provided for under Section 8(b), if authorized by the Committee, Grantee may satisfy the Withholding Obligation through Grantee surrendering shares of Stock to which Grantee is otherwise entitled to under the Plan with an aggregate fair market value that is not more than the maximum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such taxable income).

9.                  Transferability. Except as provided in Section 8.10 of the Plan (A) during the lifetime of Grantee, only Grantee (or, in the event of legal incapacity or incompetency, Grantee’s guardian or legal representative) may exercise the Award and (B) the Award shall not be assignable or transferrable by Grantee to whom it is granted, other than by will or the laws of descent and distribution.

10.              No Stockholder Rights. Grantee shall have no voting, dividend, or other stockholder rights in respect of the Award granted hereunder. Upon the issuance of shares of Stock as payment under this Agreement, Grantee shall have all of the rights of a stockholder with respect to such shares of Stock as of the date Grantee becomes the record owner of such shares.

11.              Heirs and Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business. If any rights of Grantee or benefits distributable to Grantee under this Agreement have not been exercised or distributed, respectively, at the time of Grantee’s death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be distributed to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan. If a deceased Grantee fails to designate a beneficiary, or if the Designated Beneficiary does not survive Grantee, any rights that would have been exercisable by Grantee and any benefits distributable to Grantee shall be exercised by or distributed to the legal representative of the estate of Grantee. If a deceased Grantee designates a beneficiary and the Designated Beneficiary survives Grantee but dies before the Designated Beneficiary’s exercise of all rights under this Agreement or before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

12.              Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Board or the Committee, and the Board or the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Board or the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.

13.              Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by Grantee from the office of the Secretary of the Company; and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Board or the Committee from time to time pursuant to the Plan. For clarity, if Grantee participates in the CIC Severance Plan, nothing in this Agreement is intended to supersede any provisions of the CIC Severance Plan, including without limitation the definitions of “Cause,” Disability” and “Good Reason” therein, and in the event of any conflict between this Agreement and the CIC Severance Plan, the provisions of the CIC Severance Plan shall control.

14.              Fractional Shares. In lieu of issuing a fraction of a share of Stock resulting from an adjustment of the Award pursuant to Section 17.4 of the Plan or otherwise, the Company will be entitled to pay to Grantee an amount equal to the fair market value of such fractional share.

15.              Not An Employment Contract. The Award will not confer on Grantee any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any

Subsidiary would otherwise have to terminate or modify the terms of such Grantee’s Service at any time.

16.              Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to Grantee, at Grantee’s address indicated by the Company’s records, or if to the Company, at the Company’s principal executive office.

17.              Amendment. This Agreement may be amended in accordance with the provisions of the Plan, and may otherwise be amended by written agreement of Grantee and the Company without the consent of any other person.

18.              409A Savings Clause. All amounts payable hereunder are intended to be exempt from Section 409A, and this Agreement shall be interpreted accordingly.

19.              Electronic Acceptance. By logging into and accepting this Agreement through Grantee’s account with the Agent, Grantee (a) understands, represents, acknowledges and agrees to be bound by this Agreement as if Grantee had manually signed this Agreement, (b) agrees that Agent or its designee shall obtain and retain custody of the shares of Stock issuable upon exercise of the Award until such time as all withholding obligations have been satisfied, (c) elects to conduct a Sell to Cover to satisfy the Withholding Obligation in accordance with Section 8(b) of the Agreement, and (d) represents and warrants that (i) Grantee has carefully reviewed Section 8(b) of this Agreement, (ii) Grantee is not subject to any legal, regulatory or contractual restriction that would prevent the Agent from conducting sales and does not have, and will not attempt to exercise, authority, influence or control over any sales of Stock effected by the Agent and (iii) as of the date Grantee accepts this Agreement, Grantee is not aware or in possession of any material, nonpublic information with respect to the Company or its affiliates or any of their respective securities. In the event that Grantee does not accept this Agreement through the Agent’s online grant acceptance system within 90 days of the Grant Date, the Company shall have the option, but not the obligation, to cancel and revoke the Award represented by this Agreement, and the Award shall be forfeited by Grantee without any further consideration.

Exhibit A

Bonanza Creek Energy, Inc. 2017 Long Term Incentive Plan Beneficiary Designation

Primary Beneficiary

I hereby designate the following person or persons as primary Beneficiaries of my Account under the Plan payable in the event of my death.

Name:	Name:

Social Security Number:	Social Security Number:

Address:	Address:

Date of Birth:	Date of Birth:

Relationship to Participant:	Relationship to Participant:

Percentage:	Percentage:

The total of the percentages cannot exceed 100%. When more than one Beneficiary is designated, and no percentage is specified, payment will be made in equal shares to each surviving Beneficiary, or all to the last surviving Beneficiary.

Contingent Beneficiary

In the event that there is no living primary Beneficiary at my death, I hereby designate the following person or persons as contingent Beneficiaries of my Account:

Name:	Name:

Social Security Number:	Social Security Number:

Address:	Address:

Date of Birth:	Date of Birth:

Relationship to Participant:	Relationship to Participant:

Percentage:	Percentage:

The total of the percentages cannot exceed 100%. When more than one Beneficiary is designated, and no percentage is specified, payment will be made in equal shares to each surviving Beneficiary, or all to the last surviving Beneficiary.

Participant Signature

I reserve the right to revoke or change any Beneficiary designation. I hereby revoke all my prior designations (if any) of primary and contingent Beneficiaries.

Signature	DATE

Print Name

Please return this form to Human Resources when you have completed it.

A-1

410 17th Street, Suite 1400 Denver, CO 80202 (720) 440-6100 (720) 305-0804 Fax Bonanzacrk.com

BONANZA CREEK ENERGY, INC.

NOTICE OF NON-QUALIFIED STOCK OPTION GRANT

Grantee has been granted an Option to purchase the number of shares of Stock set forth below (the “Award”) pursuant to the Bonanza Creek Energy, Inc. (the “Company”) 2017 Long Term Incentive Plan (the “Plan”) and the Non-Qualified Stock Option Agreement attached hereto (the “Agreement”), as set forth below. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan or the Agreement.

Grantee:
Grant Date:
Total Number of Shares Subject to Option:	______ shares of Stock

Exercise Price (Per Share):	$_______

Vesting Schedule:	Vesting Date	Number of Option Shares
	First Anniversary of Grant Date	33 1/3%
	Second Anniversary of Grant Date	33 1/3%
	Third Anniversary of Grant Date	33 1/3%

[Signature page follows]

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and Grantee agree that the Award is governed by this Notice and by the provisions of the Plan and the Agreement, both of which are made a part of this document. Grantee represents that Grantee has read and is familiar with the provisions of the Plan and Agreement, and hereby accepts the Award subject to all of their terms and conditions.

Bonanza Creek Energy, Inc.

By:
Name:
Title:

Accepted and agreed:

Date:

ATTACHMENTS: Bonanza Creek Energy, Inc. 2017 Long Term Incentive Plan and Non-Qualified Stock Option Agreement